EXHIBIT 10.133

                       FOURTH AMENDMENT TO LEASE AGREEMENT

         THIS FOURTH AMENDMENT TO LEASE AGREEMENT (the "Amendment") is made this 6th day of July, 1999 by and between PPD DEVELOPMENT, INC., a Texas corporation formerly known as PPD Pharmaco, Inc. (hereinafter, the "Tenant"), and WEEKS REALTY, L.P., a Georgia limited partnership (hereinafter, the "Landlord").

                                   WITNESSETH:

         WHEREAS, pursuant to a Lease Agreement dated July 9, 1997 by and between Landlord and Tenant (the Lease Agreement, and all amendments thereto shall be referred to herein collectively as the "Lease"), Landlord leased to Tenant certain premises in a building located in Morrisville, Wake County, North Carolina 27560 which had been provided the address of 4025 Paramount Parkway, but is now known as 3900 Paramount Parkway, all as more particularly described in the Lease; and

         WHEREAS, pursuant to a First Amendment to Lease Agreement dated as of January 28, 1998, Landlord and Tenant amended the Lease, among other things, to correct and modify the square footage leased by Tenant in the Building, as provided therein; and

         WHEREAS, pursuant to Second Amendment to Lease Agreement dated as of June 26, 1998, Landlord and Tenant amended the Lease, among other things, to modify the Lease to revise the provisions of paragraph 8 of the Lease, as provided therein; and

         WHEREAS, pursuant to a First Amendment to Lease Agreement dated as of February 18, 1999, Landlord and Tenant amended the Lease, among other things, to modify its provisions regarding the termination of certain lease agreements between Landlord and Tenant, as provided therein; the aforesaid amendment is hereby modified to re-title said amendment "Third Amendment to Lease Agreement"; and

         WHEREAS, the parties desire to modify the Lease, among other things, to revise the rent schedule therein, as provided herein.

         NOW, THEREFORE, in consideration of cash in hand paid and the promises and the provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend and modify the Lease as follows:

         1.       Base Rent.

         (a) Paragraph 2(a) of the Lease is hereby deleted, and the following new paragraph 2(a) inserted in lieu thereof:

"(a)     BASE RENT.

                  Tenant agrees to make monthly payments of base rent to Landlord for the Premises ("base rent"), in advance, without demand, deduction or offset, in lawful money of the United States, in the amount of Seventeen and 05/100 Dollars ($17.05) per rentable square foot of the Premises, commencing on the Commencement Date, and continuing on the first day of each and every month thereafter until the Termination Date. Rent payments for any fractional calendar month at the end, or the beginning of the term of the Lease, shall be prorated. Notwithstanding the foregoing, base rent shall be abated for 20,000 rentable square feet of the Premises only for the first eight months of the term of this Lease, commencing upon the Commencement Date and ending at the end of the eight month thereafter (the "Base Rent Abatement"); provided, however, should Tenant default and fail to enter into occupancy of the Premises, Tenant acknowledges that the damages of Landlord for such failure shall include the recoupment by Landlord of the amount of the Base Rent Abatement.

                  Base rent is comprised of two components, (i) rent for each year, plus (ii) operating expenses (but not Additional Rent amounts), as described below. In addition, as described below, Landlord shall advise Tenant each year in accordance with the Lease of amounts due under the Lease as Additional Rent (amounts in excess of the estimate of operating expenses), and a revised estimate of operating expenses for each year.

                  Base rent per rentable square foot, net of operating expenses, shall be increased on each anniversary of the Commencement Date during the term of this Lease by three percent over the base rent paid per rentable square foot the previous lease year."

         (b) The payment by Tenant of the increased base rent as described above shall commence as of the Commencement Date under the Lease. Tenant shall remit payment to Landlord for the increase in base rent due and owing by Tenant for the period from the Commencement Date through June 30, 1999 in the amount of $48,810.41 on the date hereof, and effective July 1, 1999, Tenant shall remit the increased base rent amount shown above to Landlord in the manner provided in the Lease.

         2. Severability. In the event any term, covenant or condition of this Amendment, the Lease, or any amendments thereto shall to any extent be invalid or unenforceable, the remainder shall not be affected thereby and each term, covenant or condition shall be valid and enforceable to the full extent permitted by law.

         3. Successors and Assigns. This Amendment shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.

         4. Authority of Tenant. Tenant certifies to Landlord that it is authorized to enter into this Amendment, and that those persons signing below on its behalf are authorized to do so, and shall promptly upon the request of Landlord provide a resolution to this effect.

         5. Interpretation. Although the printed provisions of this Amendment were drafted by Landlord, such fact shall not cause this Amendment to be construed either for or against Landlord or Tenant.

         6. Full Force and Effect. Except as modified hereby, the Lease remains unmodified and in full force and effect.

         7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

         8. Mutual Acknowledgment of Non-Existence of Claims. Landlord and Tenant acknowledge and agree that as of the day hereof there are no known claims by either party against the other party hereto arising from the relationship as Landlord and Tenant, respectively, pursuant to the Lease, as amended.

         9. Confidentiality. The terms and provisions of the Lease, and this Amendment are strictly confidential, are to be shared by Tenant only with its accountant, employees, and attorneys, and each of those parties shall be advised of the confidential nature of the Lease, and this Amendment.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have hereunto executed this Amendment causing their respective seals to be affixed hereto the day and year first above written.

                                            LANDLORD:

                                            WEEKS REALTY, L.P. (SEAL), a Georgia
                                            limited partnership authorized to do
                                            business in the State of North
                                            Carolina as Weeks Realty Limited
                                            Partnership

                                            BY:    WEEKS GP HOLDINGS, INC., a
                                                   Georgia corporation, its sole
                                                   general partner


                                            By: /s/ Robert G. Cutlip
                                                --------------------
                                                    Robert G. Cutlip,
                                                    Senior Vice President



                                            TENANT:

                                            PPD DEVELOPMENT, INC., a Texas
                                            corporation qualified to do business
                                            in North Carolina

ATTEST:

By: /s/ Rudy C. Howard              By: /s/ Fred Eshelman
    ------------------                  -----------------
        Secretary                           CEO


[CORPORATE SEAL]